Exhibit 23.4

Davenport & COMPANY LLC Est. 1863 Member: New York Stock Exchange - SIPC	Post Office Box 85678 Richmond, Virginia 23285-5678 One James Center 901 East Cary Street - 11th Floor Richmond, Virginia 23219-4037 804-780-2000

January 21, 2003

Ward and Smith, P.A.
1001 College Court
Post Office Box 867
New Bern, NC 28563-0867

Gentlemen:

We hereby consent to the use in this Registration Statement on Form S-4 of our letter to the Board of Directors of CNB Holdings, Inc., included as Appendix C to the joint proxy statement/prospectus that is a part of this registration statement, and to the references to such letter and to our firm in such joint proxy statement/prospectus. In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission hereunder.

Sincerely,

DAVENPORT & COMPANY LLC

BY:                        /s/    Robert F. Mizell

Robert F. Mizell, CFA
Senior Vice President